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                       SECURITIES AND EXCHANGE COMMISSION

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                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report January 29, 2001
                        (date of earliest event reported)


                            NORTEL NETWORKS LIMITED
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             (Exact name of registrant as specified in its charter)






           CANADA                      000-30758             Not Applicable
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(State or other jurisdiction          (Commission          (IRS Employer
      of incorporation)               File Number)         Identification No.)







8200 Dixie Road, Suite 100, Brampton, Ontario, Canada                 L6T 5P6
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    (address of principal executive offices)                         (Zip code)





Registrant's telephone number, including area code (905) 863-0000.


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ITEM 5.   OTHER EVENTS

        On January 29, 2001, the Registrant filed with the Securities and Exchange Commission a preliminary prospectus supplement dated January 29, 2001 relating to a proposed offering of approximately U.S. $1 billion of debt securities with an expected maturity of five years under a shelf registration statement on Form S-3 (File No. 333-51888) filed by it and its indirect subsidiary, Nortel Networks Capital Corporation. The Registrant may issue up to U.S. $2.5 billion of debt securities or warrants to purchase debt securities under the shelf registration statement. As disclosed in the preliminary prospectus supplement, the Registrant's preliminary unaudited revenues for the year ended December 31, 2000 were U.S. $30,178 million as compared to revenues for the year ended December 31, 1999 of U.S. $21,287 million. Including the impact of acquisition related costs (in-process research and development expense and the amortization of acquired technology and goodwill from all of the Registrant's acquisitions subsequent to July 1998), stock option compensation and one-time gains and charges, the Registrant's preliminary unaudited net loss for the year ended December 31, 2000 was U.S. $1,285 as compared to a net loss of U.S. $324 million for the year ended December 31, 1999. The Registrant's financial statements are prepared in accordance with accounting principles generally accepted in the United States.

        On January 19, 2001, a consolidated amended class action complaint (the "Complaint") was filed in the United States District Court for the Eastern District of Texas, Marshall Division, purportedly on behalf of purchasers of the common stock of Entrust Technologies Inc. ("Entrust") between October 19, 1999 and July 5, 2000. The Complaint amended earlier complaints filed in that court that did not name Nortel Networks Corporation, the Registrant's parent corporation, as a defendant. The Complaint alleges that Entrust, certain officers of Entrust, and Nortel Networks Corporation violated the Securities Exchange Act of 1934 with respect to certain statements made by Entrust. Nortel Networks Corporation is alleged to be a controlling person of Entrust. Nortel Networks Corporation has not been served and, accordingly, has not responded to the Complaint. If served, Nortel Networks Corporation intends to vigorously defend this action.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTEL NETWORKS LIMITED



                                           By:    /S/ Nicholas J. DeRoma
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                                                  Nicholas J. DeRoma
                                                  Chief Legal Officer



                                           By:    /S/ Blair F. Morrison
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                                                  Blair F. Morrison
                                                  Assistant Secretary
Dated:  January 29, 2001